Exhibit 10.1

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of April 30, 2014 by and among HCC INSURANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”), the lenders party hereto (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Agent”).

RECITALS

A.                                    The Borrower, the lenders party thereto and the Agent executed and delivered that certain Loan Agreement dated as of March 8, 2011, as amended by the First Amendment to Loan Agreement dated as of September 22, 2011, and the Second Amendment to Loan Agreement dated as of April 26, 2013.  Said Loan Agreement, as heretofore amended, is herein called the “Loan Agreement”.  Any capitalized term used in this Amendment and not otherwise defined shall have the meaning ascribed to it in the Loan Agreement.

B.                                    The Borrower, the Lenders and the Agent desire to amend the Loan Agreement in certain respects.

C.                                    In connection with the amendments to the Loan Agreement, (i) BMO Harris Bank, N.A. and U.S. Bank National Association (the “New Lenders”) have agreed to become “Lenders” under the Loan Agreement and to purchase a portion of the Revolving Loans outstanding on the date hereof from the Lenders who were party to the Loan Agreement immediately prior to the execution of this Amendment (the “Existing Lenders”) and (ii) the Existing Lenders have agreed to sell and assign to the New Lenders a portion of such Revolving Loans, all pursuant to the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent do hereby agree as follows:

SECTION 1.                            Amendments to Loan Agreement.

(a)                     The following definitions are hereby added to Section 1.1 of the Loan Agreement, in appropriate alphabetical order:

Anti-Corruption Laws means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Affiliates concerning or relating to bribery or corruption.

Designated Person means any Person listed on a Sanctions List.

L/C Sublimit means an amount equal to $400,000,000, it being understood that the L/C Sublimit is part of, and not in addition to, the aggregate Commitments.

OFAC means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

Sanctioned Country means a country or territory which is at any time subject to Sanctions.

Sanctions means (i) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government and administered by OFAC, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, and (ii) economic or financial sanctions imposed, administered or enforced from time to time by the United States State Department, the United States Department of Commerce or the United States Department of the Treasury.

Sanctions List means any of the lists of specifically designated nationals or designated Persons held by the US government and administered by OFAC, the United States State Department, the United States Department of Commerce or the United States Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State or any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time.

(b)                     The definition of “Revolving Loan Maturity Date” set forth in Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

Revolving Loan Maturity Date means the maturity of the Notes, April 30, 2019.

(c)                      Schedule I of the Loan Agreement is hereby replaced in its entirety with the Schedule I attached hereto as Schedule I.

(d)                     The following sentence is hereby added to the end of Section 2.2(a) of the Loan Agreement.

“Any reduction of the Commitments pursuant to this Section 2.2(a) that has the effect of reducing the aggregate Commitments to an amount less than the L/C Sublimit at such time shall result in an automatic corresponding reduction of the L/C Sublimit to the amount of the aggregate Commitments (as so reduced).”

(e)                      The following sentences are hereby added to the end of Section 2.7(a) of the Loan Agreement:

“Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, no Letters of Credit shall be issued hereunder if, immediately after giving effect to such issuance, the aggregate Letter of Credit Liabilities in respect of all Letters of Credit issued hereunder would exceed the L/C Sublimit.  At any time the aggregate Letter of Credit Liabilities exceed the L/C Sublimit, the Borrower shall provide Cover in an amount equal to such excess.”

(f)                       Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) Optional Increase.  At any time after the date hereof and so long as no Default or Event of Default shall have occurred which is continuing, Borrower shall have the right to increase the Commitments by an amount not exceeding $175,000,000, in the aggregate, as follows: (i) Borrower shall give at least twenty (20) Business Days’ (or such lesser period as Agent may consent to) prior written notice of such increase to Agent and Agent shall promptly notify the Lenders who are being requested to increase their Commitments, (ii) no Lender shall be required to increase its Commitment unless it shall have expressly agreed to such increase in writing in its sole discretion (but otherwise, no notice to or consent by any Lender shall be required, notwithstanding anything to the contrary set forth in Section 11.5 hereof), (iii) each Lender shall notify Agent whether it agrees to increase its Commitment within the time period specified by Borrower in consultation with Agent and any Lender not responding within such time period shall be deemed to have declined to increase its Commitment, (iv) Borrower shall be entitled to invite additional Persons to be Lenders subject however to (A) the execution of such documentation as Agent may request, including a duly executed lender joinder agreement pursuant to which such Persons agree to be bound by the terms of this Agreement, and (B) the terms and provisions of Sections 11.6(b) and 11.6(g) hereof as if such Persons were acquiring an interest in the Revolving Loans by assignment from an existing Lender (to the extent applicable, i.e. required approvals, minimum amounts, execution of new Notes and the like, provided that no Assignment and Acceptance shall be required to be executed), (v) Borrower and Agent shall determine the effective date and the final allocation of such increase in Commitments and adjustments of the pro rata participation interests of the Lenders in the Letter of Credit Liabilities, (vi) Borrower shall execute and deliver such additional or replacement Notes and such other documentation (including evidence of proper authorization) as may be reasonably requested by Agent, any new Lenders or any Lender which is increasing its Commitment, (vii) each such requested increase shall be in an aggregate amount of at least $25,000,000, (viii) if any new Lenders will be providing Commitments, as an administrative convenience and to avoid the necessity that the existing Lenders and any new Lenders deliver separate Assignment and Acceptances, on the date the increase becomes effective, each of the existing Lenders shall be deemed to have sold and assigned to the new Lenders a portion of its Revolving Loans which are outstanding on such date, and the new Lenders shall be deemed to have purchased a portion of the Revolving Loans, and, in furtherance of the foregoing, each new Lender shall deliver (by wire transfer) to Agent cash in an amount equal to its Revolving Loan Commitment Percentage of the aggregate Revolving Loans outstanding on the effective date of the increase, after giving effect thereto, and Agent shall distribute (by wire transfer) such cash received by it from the new Lenders to the existing Lenders in amounts sufficient to ensure that each such Lender will hold its Revolving Loan Commitment Percentage of the aggregate Revolving Loans outstanding on such date and (ix) Schedule I hereto shall automatically be amended to reflect the Commitments of the Lenders after giving effect to the increase.  Borrower shall be required to pay (or to reimburse each applicable Lender for) any breakage costs incurred by any Lender in connection with the need to reallocate existing Revolving

Loans among the Lenders following any increase in the Commitments pursuant to this provision.”

(g)                      The following provision is hereby added to the Loan Agreement as Section 6.17.

“6.17                  OFAC; PATRIOT Act.

(a)                                 Neither the Borrower or any of its Subsidiaries, nor, to the actual knowledge of Borrower, any of its directors, officers, employees and agents (i) is a Designated Person, (ii) is a Person that is owned or controlled by a Designated Person, (iii) is located, organized or resident in a Sanctioned Country or (iv) has directly or indirectly engaged in, or is now directly or indirectly engaged in, any dealings or transactions (x) with any Designated Person, (y) in any Sanctioned Country, or (z) otherwise in violation of Sanctions.

(b)                                 The Borrower, and each of its Subsidiaries that is subject to the Act, is in compliance in all material respects with the provisions of the Act that are applicable to it.  No part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Anti-Corruption Laws.”

(h)                     The following provision is hereby added to the Loan Agreement as Section 7.10.

“7.10                  OFAC; PATRIOT Act Compliance.  The Borrower will not, and will cause each of its Subsidiaries not to, (i) fund, finance or facilitate any activities, business or transaction of or with any Designated Person or in any Sanctioned Country, or otherwise in violation of Sanctions, as such Sanctions Lists or Sanctions are in effect from time to time, (ii) use funds or assets obtained directly or indirectly from transactions with or otherwise relating to Designated Persons or any Sanctioned Country to pay or repay any Loan or Reimbursement Obligation, or (iii) directly or indirectly use the proceeds of any Loan or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) to fund any activities or businesses of or with any Person, or in any country or territory, that, at the time of such funding, is or whose government is, the subject of Sanctions, or (b) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as underwriter, advisor, investor, or otherwise).  The Borrower will, and will cause each of its Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Act.”

(i)                         All references in the Loan Agreement to BARCLAYS BANK PLC and BANK OF AMERICA, N.A., as Co-Syndication Agents, are hereby replaced with BARCLAYS BANK PLC and KEYBANK NATIONAL ASSOCIATION, as Co-Syndication Agents, as applicable.

(j)                        All references in the Loan Agreement to JP MORGAN CHASE BANK, N.A. and THE ROYAL BANK OF SCOTLAND PLC, as Co-Documentation Agents, are hereby replaced with BANK OF AMERICA, N.A., BMO HARRIS BANK, N.A., JPMORGAN CHASE BANK, N.A., THE ROYAL BANK OF SCOTLAND PLC, and U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agents, as applicable.

SECTION 2.                            Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a)                     the Agent shall have received (i) an executed counterpart of this Amendment from the Borrower and each of the Lenders and (ii) to the extent requested by any Lender, a Revolving Note executed by the Borrower;

(b)                     the Borrower shall have paid all fees and expenses required to be paid on or prior to the date hereof (including reasonable fees and expenses of counsel) pursuant to the terms of the engagement letter dated March 28, 2014 among the Borrower, the Agent and Wells Fargo Securities, LLC;

(c)                      the Agent shall have received legal opinions from (i) in-house counsel to the Borrower and (ii) New York counsel to the Borrower, consistent with the legal opinions delivered in connection with the closing of the Loan Agreement on March 8, 2011, covering this Amendment and the Loan Agreement as amended by this Amendment;

(d)                     the Agent shall have received a certificate, signed by a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Agent, certifying that (A) all representations and warranties of the Borrower contained in Article 6 of the Loan Agreement and in the other Loan Documents (including the representations and warranties set forth in Section 7 hereof) are true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified) on and as of the date hereof, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty speaks as of a specific date, in which case such representation or warranty shall be true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified) on and as of such date), and except that for purposes of this Amendment, the representations and warranties contained in Section 6.2(a) of the Loan Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 7.2 of the Loan Agreement, and (B) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to this Amendment;

(e)                      the Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the authorization of the execution and delivery of this Amendment, all in form and substance reasonably satisfactory to the Agent and its counsel;

(f)                       the Borrower shall have paid to the Agent, (i) for the account of each of the Existing Lenders, an upfront fee equal to 12.5 basis points on their respective Commitments as in effect immediately prior to the execution of this Amendment (to the extent such Commitments continue in effect after giving effect to this Amendment), (ii) for the account of each of the

Existing Lenders, an upfront fee equal to 25 basis points on the amount of any increase in their respective Commitments after giving effect to this Amendment and (iii) for the account of each of the New Lenders, an upfront fee equal to 25 basis points on their respective Commitments after giving effect to this Amendment; and

(g)                      the Agent shall have received from the Borrower all documentation and other information requested by any Lender that is required to satisfy applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

SECTION 3.                            New Lenders.

(a)                                 Assumption and Assignment. Each of the parties hereto acknowledges and agrees that each of the Existing Lenders desires to sell and assign a portion of its outstanding Revolving Loans to the New Lenders.  As an administrative convenience and to avoid the necessity that the Existing Lenders and New Lenders deliver separate Assignment and Acceptances, the parties hereto acknowledge and agree that, effective as of the date hereof, each of the Existing Lenders shall be deemed to have sold and assigned to the New Lenders a portion of its Revolving Loans which are outstanding on the date hereof, and the New Lenders shall be deemed to have purchased a portion of the Revolving Loans, as more fully set forth in Section 3(b) hereof.

(b)                                 Joinder of New Lenders; Funding by New Lenders.  Effective on the date hereof, (i) each New Lender shall be deemed to be a party to and a “Lender” under the Loan Agreement and shall be bound by all of the terms and provisions applicable to Lenders under the Loan Agreement; (ii) each New Lender shall deliver (by wire transfer) to the Agent cash in an amount equal to its Revolving Loan Commitment Percentage of the aggregate Revolving Loans outstanding on the date hereof, after giving effect hereto; and (iii) the Agent shall distribute (by wire transfer) such cash received by it from the New Lenders to the Existing Lenders in amounts sufficient to ensure that each such Lender will hold its Revolving Loan Commitment Percentage of the aggregate Revolving Loans outstanding on the date hereof.

(c)                                  New Lender Representations and Warranties.  Each New Lender (i) represents and warrants that (A) it is legally authorized to enter into this Amendment and the Loan Agreement, as amended by this Amendment, and to consummate the transactions contemplated by this Amendment; (B) it is sophisticated with respect to decisions to acquire assets of the type represented by the Revolving Loans purchased by it pursuant to Section 3(a) and either it or the Person exercising discretion in making its decision to enter into this Amendment and the Loan Agreement, as amended by this Amendment, and the transactions contemplated by this Amendment is experienced in acquiring assets of such type; (C) it has received a copy of the Loan Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 7.2 of the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the transactions contemplated by this Amendment; and (D) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and the Loan Agreement, as amended by this Amendment, and the transactions contemplated by this Amendment; (ii) agrees that (A) it will independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; and (B) it will perform in accordance with their terms all the obligations that by the terms of the Loan Agreement are required to be performed by it as a Lender; and (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as delegated to the Agent, by the terms thereof, together with such powers as are reasonably incidental thereto.

(d)                                 Satisfaction of Section 11.6 Requirements.  Notwithstanding anything to the contrary contained in the Loan Agreement, the parties acknowledge and agree that this Section 3 shall be deemed to satisfy all requirements set forth in Section 11.6 of the Loan Agreement for the assignment and assumption of the Revolving Loans and related rights and obligations being sold and assigned pursuant hereto, including without limitation, the requirement that a separate Assignment and Acceptance be entered into in connection with each such sale and assignment.

(e)                                  Reallocation of Participations. Effective on the date hereof, the participations in the Letters of Credit and Swing Loans, if any, under the Loan Agreement shall be adjusted to give effect to any change in the Revolving Loan Commitment Percentage of each Lender as a result of this Amendment.

SECTION 4.                            Ratification.  Except as expressly amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect.  None of the rights, title and interests existing and to exist under the Loan Agreement are hereby released, diminished or impaired, and the Borrower hereby reaffirms all covenants, representations and warranties in the Loan Agreement (except such representations and warranties which are, by their express terms, limited to a prior date).

SECTION 5.                            Expenses.  The Borrower shall pay to the Agent all reasonable fees and expenses of its respective legal counsel (pursuant to Section 11.3 of the Loan Agreement) incurred in connection with the execution of this Amendment.

SECTION 6.                            Certifications.  The Borrower hereby certifies that after giving effect to this Amendment (a) no material adverse change in the assets, liabilities, financial condition, business or affairs of the Borrower has occurred since December 31, 2013 and (b) no uncured Default or uncured Event of Default has occurred and is continuing or will occur as a result of this Amendment.

SECTION 7.                            Representations.  This Amendment has been duly executed and delivered by Borrower and is a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors’ rights generally and by general equitable principles. The execution, delivery and performance of this Amendment (a) have all been duly authorized by all necessary action; (b) are within the power and authority of Borrower; (c) to Borrower’s knowledge, do not and will not contravene or violate any Legal Requirement applicable to Borrower or any of its Subsidiaries or the Organizational Documents of Borrower or any of its

Subsidiaries, the contravention or violation of which would reasonably be expected to have a Material Adverse Effect; (d) do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which Borrower or any of its Subsidiaries or any of their Properties may be bound the contravention or violation of which would reasonably be expected to have a Material Adverse Effect, and (e) do not and will not result in the creation of any Lien upon any material Property of Borrower or any of its Material Subsidiaries except for Permitted Liens. All necessary permits, registrations and consents for such execution, delivery and performance have been obtained, except where the failure to obtain the same would not reasonably be expected to have a Material Adverse Effect.

SECTION 8.                            Pari Passu Obligations.  The Borrower shall ensure that at all times all obligations of the Borrower under the Loan Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

SECTION 9.                            Miscellaneous.  This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors, assigns, receivers and trustees; (b) may be modified or amended only by a writing signed by the required parties; (c) shall be governed by and construed in accordance with the laws of the State of New York and the United States of America and shall be subject to the provisions of Section 11.14 and Section 11.15 of the Loan Agreement; (d) may be executed in several counterparts by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement and (e) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.  The headings herein shall be accorded no significance in interpreting this Amendment.

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IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first above written.

HCC INSURANCE HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Brad T. Irick
Brad T. Irick, Executive Vice President &
Chief Financial Officer

[Signature Page for Third Amendment to Loan Agreement]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent
and as a Lender

By:	/s/ Chad D. Johnson
Name:	Chad D. Johnson
Title:	Senior Vice President

[Signature Page for Third Amendment to Loan Agreement]

BARCLAYS BANK PLC

By:	/s/ Dan Broome
Name:	Dan Broome
Title:	Director

[Signature Page for Third Amendment to Loan Agreement]

KEYBANK NATIONAL ASSOCIATION

By:	/s/ James Cribbet
Name:	James Cribbet
Title:	Senior Vice President

[Signature Page for Third Amendment to Loan Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Jason Cassity
Name:	Jason Cassity
Title:	Director

[Signature Page for Third Amendment to Loan Agreement]

BMO HARRIS BANK, N.A.

By:	/s/ Debra Basler
Name:	Debra Basler
Title:	Managing Director

[Signature Page for Third Amendment to Loan Agreement]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Thomas A. Kiepura
Name:	Thomas A. Kiepura
Title:	Senior Credit Executive

[Signature Page for Third Amendment to Loan Agreement]

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Jonathan Biggs
Name:	Jonathan Biggs
Title:	Relationship Director

[Signature Page for Third Amendment to Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Evan Glass
Name:	Evan Glass
Title:	Senior Vice President

[Signature Page for Third Amendment to Loan Agreement]

AMEGY BANK, NATIONAL ASSOCIATION

By:	/s/ Kelly Nash
Name:	Kelly Nash
Title:	Vice President

[Signature Page for Third Amendment to Loan Agreement]

THE NORTHERN TRUST COMPANY

By:	/s/ Joshua Metcalf
Name:	Joshua Metcalf
Title:	Officer

[Signature Page for Third Amendment to Loan Agreement]

THE BANK OF NEW YORK MELLON

By:	/s/ Adim Offurum
Name:	Adin Offurum
Title:	Vice President

[Signature Page for Third Amendment to Loan Agreement]

SCHEDULE I

COMMITMENTS

Wells Fargo Bank, National Association	$135,000,000

Barclays Bank PLC	$100,000,000

KeyBank National Association	$100,000,000

Bank of America, N.A.	$75,000,000

BMO Harris Bank, N.A.	$75,000,000

JPMorgan Chase Bank, N.A.	$75,000,000

The Royal Bank of Scotland PLC	$75,000,000

U.S. Bank National Association	$75,000,000

Amegy Bank, National Association	$50,000,000

The Northern Trust Company	$35,000,000

The Bank of New York Mellon	$30,000,000

TOTAL	$825,000,000